Exhibit 99.1

POSTROCK ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of PostRock Energy Corporation’s (“PostRock”) sale of PostRock KPC Pipeline, LLC (“KPC”) to MV Pipelines, LLC (the “KPC Transaction”). The transaction closed for a gross purchase price of $53.5 million in cash, subject to a working capital purchase price adjustment. Out of the gross proceeds received, $500,000 has been placed in escrow to be released to PostRock upon acceptable clean-up of a site previously owned by KPC.

In order to present the pro forma condensed consolidated statements of operations for the year ended December 31, 2010, the pro forma condensed consolidated financial statements assume the recombination of Quest Resource Corporation, Quest Energy Partners, L.P. and Quest Midstream Partners, L.P. occurred on January 1, 2010. The recombination of these entities occurred on March 5, 2010 and has been accounted for as an equity transaction among the owners of a consolidated entity. Historical cost accounting has continued to be used, and no gain or loss was recognized as a result of the transaction. For additional information about the recombination, see Item 8 of PostRock’s Annual Report on Form 10-K for the year ended December 31, 2010.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2012 and 2011 and the years ended December 31, 2010 and 2011 assume the KPC Transaction occurred on January 1 of each period presented. The unaudited pro forma condensed consolidated balance sheet assumes the KPC Transaction occurred on June 30, 2012. The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of PostRock and its predecessor and are based on assumptions that management believes are reasonable in the circumstances. This information should be read together with the historical consolidated financial statements and related notes of PostRock included in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial results that would have occurred if the KPC Transaction had taken place on the dates indicated, nor is it indicative of the future results of PostRock.

PostRock Energy Corporation

Unaudited Condensed Consolidated Balance Sheets

At June 30, 2012

(in thousands)

	PostRock	Pro Forma Adjustments		PostRock Pro Forma
ASSETS
Current assets
Cash and equivalents	$105	$2,112	A	$2,217
Accounts receivable - trade, net	6,151	(983)	B	5,168
Other receivables	200	—		200
Inventory	1,568	(61)	B	1,507
Other	3,884	363	A, B	4,247
Derivative financial instruments	34,234	—		34,234

Total	46,142	1,431		47,573
Oil and gas properties, full cost, net	118,897	—		118,897
Pipeline assets, net	58,069	(58,069)	B	—
Other property and equipment, net	15,673	(431)	B	15,242
Equity investment	10,471	—		10,471
Other, net	1,051	(530)	B	521
Derivative financial instruments	17,360	—		17,360

Total assets	$267,663	$(57,599)		$210,064

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$3,978	$(189)	B	$3,789
Revenue payable	3,529	—		3,529
Accrued expenses and other	5,571	1,254	B, C	6,825
Litigation reserve	4,415	—		4,415
Current portion of long-term debt	167,355	(51,000)	A	116,355
Derivative financial instruments	5,424	—		5,424

Total	190,272	(49,935)		140,337
Derivative financial instruments	2,999	—		2,999
Long-term debt	—	—		—
Asset retirement obligations	12,130	(1,707)	B	10,423
Other	348	—		348

Total liabilities	205,749	(51,642)		154,107

Commitments and contingencies
Series A cumulative redeemable preferred stock	60,463	—		60,463
Stockholders’ equity
Preferred stock	2	—		2
Common stock	124	—		124
Additional paid-in capital	382,870	—		382,870
Accumulated deficit	(381,545)	(5,957)	D	(387,502)

Total equity	1,451	(5,957)		(4,506)

Total liabilities and equity	$267,663	$(57,599)		$210,064

PostRock Energy Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Twelve Months Ended December 31, 2010

(in thousands, except per share data)

	PostRock Predecessor January 1, 2010 to March 5, 2010	PostRock Successor March 6, 2010 to December 31, 2010	Recombination Pro Forma Adjustments	PostRock Combined	Pro Forma Adjustments		PostRock Pro Forma
Revenue
Oil and gas sales	$18,659	$69,277	$—	$87,936	$—		$87,936
Gathering	1,076	4,771	—	5,847	—		5,847
Pipeline	1,749	8,380	—	10,129	(10,129)	E	—

Total	21,484	82,428	—	103,912	(10,129)		93,783
Costs and expenses
Production expense	8,645	38,329	—	46,974	—		46,974
Pipeline expense	1,110	5,195	—	6,305	(6,305)	E	—
General and administrative	5,735	19,065	—	24,800	(1,660)	E	23,140
Litigation reserve	—	1,640	—	1,640	—		1,640
Depreciation, depletion and amortization	4,164	18,683	—	22,847	(3,438)	E	19,409
Gain on disposal of assets	—	(13,495)	—	(13,495)	(77)	E	(13,572)
Recovery of misappropriated funds	—	(1,592)	—	(1,592)	—		(1,592)

Total	19,654	67,825	—	87,479	(11,480)		75,999

Operating income	1,830	14,603	—	16,433	1,351		17,784

Other income (expense)
Gain from derivative financial instruments	25,246	47,870	—	73,116	—		73,116
Gain on forgiveness of debt	—	2,909	—	2,909	—		2,909
Other expense	(4)	(24)	—	(28)	—		(28)
Interest expense, net	(5,336)	(20,137)	—	(25,473)	2,774	F	(22,699)

Total	19,906	30,618	—	50,524	2,774		53,298

Income before income taxes	21,736	45,221	—	66,957	4,125		71,082
Income taxes	—	—	—	—	—		—

Net income	21,736	45,221	—	66,957	4,125		71,082
Net income attributable to non-controlling interest	(9,958)	—	9,958	—	—		—

Net income attributable to controlling interest	11,778	45,221	9,958	66,957	4,125		71,082
Preferred stock dividends	—	(1,980)	—	(1,980)	—		(1,980)
Accretion of redeemable preferred stock	—	(327)	—	(327)	—		(327)

Net income available to common stock	$11,778	$42,914	$9,958	$64,650	$4,125		$68,775

Net income per common share
Basic	$0.37	$5.29		$7.97			$8.48

Diluted	$0.36	$4.62		$6.96			$7.40

Weighted average common shares outstanding
Basic	32,137	8,110		8,110			8,110

Diluted	32,614	9,295		9,295			9,295

PostRock Energy Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Twelve Months Ended December 31, 2011

(in thousands, except per share data)

	PostRock	Pro Forma Adjustments		PostRock Pro Forma
Revenue
Oil and gas sales	$79,887	$—		$79,887
Gathering	5,239	—		5,239
Pipeline	11,183	(11,183)	E	—

Total	96,309	(11,183)		85,126
Costs and expenses
Production expense	47,136	—		47,136
Pipeline expense	5,219	(5,219)	E	—
General and administrative	17,199	(1,194)	E	16,005
Litigation reserve	11,592	—	E	11,592
Depreciation, depletion and amortization	27,662	(3,574)	E	24,088
Gain on disposal of assets	(10,560)	3	E	(10,557)
Recovery of misappropriated funds	—	—		—

Total	98,248	(9,984)		88,264

Operating loss	(1,939)	(1,199)		(3,138)

Other income (expense)
Gain from derivative financial instruments	35,429	—		35,429
Loss from equity investment	(4,607)	—		(4,607)
Gain on forgiveness of debt	1,647	—		1,647
Other income, net	207	—		207
Interest expense, net	(10,707)	556	F	(10,151)

Total	21,969	556		22,525

Income before income taxes	20,030	(643)		19,387
Income taxes	—	—		—

Net income	20,030	(643)		19,387
Preferred stock dividends	(7,779)	—		(7,779)
Accretion of redeemable preferred stock	(1,580)	—		(1,580)

Net income available to common stock	$10,671	$(643)		$10,028

Net income per common share
Basic	$1.21			$1.14

Diluted	$0.71			$0.67

Weighted average common shares outstanding
Basic	8,786			8,786

Diluted	15,050			15,050

PostRock Energy Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Six Months Ended June 30, 2011

(in thousands, except per share data)

	PostRock	Pro Forma Adjustments		PostRock Pro Forma
Revenue
Oil and gas sales	$41,762	$—		$41,762
Gathering	2,889	—		2,889
Pipeline	5,639	(5,639)	E	—

Total	50,290	(5,639)		44,651
Costs and expenses
Production expense	23,840	—		23,840
Pipeline expense	3,016	(3,016)	E	—
General and administrative	10,036	(587)	E	9,449
Litigation reserve	9,600	—		9,600
Depreciation, depletion and amortization	13,727	(1,821)	E	11,906
Gain on disposal of assets	(12,357)	3	E	(12,354)

Total	47,862	(5,421)		42,441

Operating income	2,428	(218)		2,210

Other income (expense)
Realized gain from derivative financial instruments	15,907	—		15,907
Unrealized loss from derivative financial instruments	(11,160)	—		(11,160)
Loss on equity investment	—	—		—
Gain on forgiveness of debt	1,647	—		1,647
Other income, net	170	—		170
Interest expense, net	(5,322)	349	F	(4,973)

Total	1,242	349		1,591

Income before income taxes	3,670	131		3,801
Income taxes	—	—		—

Net income	3,670	131		3,801
Preferred stock dividends	(3,774)	—		(3,774)
Accretion of redeemable preferred stock	(735)	—		(735)

Net income (loss) available to common stock	$(839)	$131		$(708)

Net income (loss) per common share
Basic	$(0.10)			$(0.09)

Diluted	$(0.10)			$(0.09)

Weighted average common shares outstanding
Basic	8,283			8,283

Diluted	8,283			8,283

PostRock Energy Corporation

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Six Months Ended June 30, 2012

(in thousands, except per share data)

	PostRock	Pro Forma Adjustments		PostRock Pro Forma
Revenue
Oil and gas sales	$24,272	$—		$24,272
Gathering	1,173	—		1,173
Pipeline	6,242	(6,242)	E	—

Total	31,687	(6,242)		25,445
Costs and expenses
Production expense	22,200	—		22,200
Pipeline expense	1,647	(1,647)	E	—
General and administrative	8,457	(623)	E	7,834
Litigation reserve	—	—		—
Depreciation, depletion and amortization	14,794	(1,692)	E	13,102
Loss on disposal of assets	157	5	E	162

Total	47,255	(3,957)		43,298

Operating loss	(15,568)	(2,285)		(17,853)

Other income (expense)
Realized gain from derivative financial instruments	30,703	—		30,703
Unrealized loss from derivative financial instruments	(18,837)	—		(18,837)
Loss on equity investment	(2,467)	—		(2,467)
Gain on forgiveness of debt	255	—		255
Other income (expense), net	18	—		18
Interest expense, net	(5,265)	45	F	(5,220)

Total	4,407	45		4,452

Loss before income taxes	(11,161)	(2,240)		(13,401)
Income taxes	—	—		—

Net loss	(11,161)	(2,240)		(13,401)
Preferred stock dividends	(4,248)	—		(4,248)
Accretion of redeemable preferred stock	(972)	—		(972)

Net income (loss) available to common stock	$(16,381)	$(2,240)		$(18,621)

Net income (loss) per common share
Basic	$(1.39)			$(1.58)

Diluted	$(1.39)			$(1.58)

Weighted average common shares outstanding
Basic	11,805			11,805

Diluted	11,805			11,805

Note 1 — Description of Transaction

On September 28, 2012, the Company consummated the sale of all the issued and outstanding limited liability company interests of its subsidiary PostRock KPC Pipeline, LLC ( “KPC”) to MV Pipelines, LLC (“MV”) for a gross purchase price of $53.5 million which was subject to a working capital adjustment. The Company received $52.9 million in cash at closing, and an additional $500,000 was deposited in escrow to be released to the Company upon acceptable clean-up of a site previously owned by KPC. The cash proceeds were primarily used to repay borrowings under the Company’s credit facility. If the transaction had occurred on June 30, 2012, the gross purchase price, net of the working capital adjustment, would have been $53.6 million. The carrying value of the net assets sold on that date was $57.6 million which would have resulted in a loss on sale of $6.0 million. The loss on sale included $2.0 million in estimated closing-related costs comprised of $1.0 million in legal, professional, and investment banking fees, $500,000 of retention costs and $500,000 in site cleanup costs.

Note 2 — Pro Forma Adjustments

Pro Forma Adjustments: The pro forma adjustments made to the historical consolidated financial statements of PostRock are described as follows:

A.	Reflects proceeds of $53.6 million received from the sale of which $500,000 was placed in escrow and $51.0 million utilized to pay down debt.

B.	Reflects the assets and liabilities sold.

C.	Reflects an increase of $2.0 million in accrued liabilities related to selling costs including:

i.	$1.0 million in legal, professional, and investment banking fees,

ii.	$500,000 in accrued site cleanup costs; and

ii.	$500,000 in employee retention costs.

D.	Represents the loss on sale as discussed above.

E.	Reflects revenues and expenses directly attributable to KPC.

F.	Reflects interest charges on borrowings secured by a first priority lien on the net assets of the KPC Pipeline as well as amortization of deferred financing costs related to those borrowings.